Exhibit 99.1

URANIUM RESOURCES, INC.

PRESS RELEASE FOR IMMEDIATE RELEASE

LEWISVILLE, TEXAS	OTCBB SYMBOL-URRE
September 21, 2006

URANIUM RESOURCES, INC. ANNOUNCES CONFERENCE CALL

SCHEDULED FOR SEPTEMBER 22, 2006

LEWISVILLE, TX, September 21, 2006 – Uranium Resources, Inc. (“URI”) (OTCBB: URRE) management will host a conference call to discuss the production and operations status for its South Texas uranium projects at 11:00 a.m. Eastern Time.

Interested parties may access the call by dialing 800.946.0742. In order to ensure the conference call begins in a timely manner please dial in 5 to 10 minutes prior to the scheduled start time. An audio replay of the conference call will be available on the “News” section of Uranium Resources, Inc. web site at www.uraniumresources.com/pressRel.htm under “Presentations”.  Questions in advance of the call should be directed to info@uraniumresources.com.

For more information on the Company please visit our Web site at www.uraniumresources.com.

This press release is qualified in its entirety by, and should be read in conjunction with, the more detailed information and any financial data incorporated herein by reference to the Company’s reports filed with the Securities and Exchange Commission under the Securities Act of 1934. Except for historical information contained in this press release, the matters discussed herein may contain forward-looking statements, made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including the management’s expectations regarding the Company’s reserves and mineralized uranium materials, timing of receipt of mining permits, production capacity of mining operations planned for properties in South Texas and New Mexico and planned dates for commencement of production at such properties. Such forward-looking statements are inherently uncertain, and investors must recognize that actual results may differ from management’s expectations. Key factors impacting current and future operations of the Company include the spot price of uranium, weather conditions, operating conditions at the Company’s mining projects, government regulation of the mining industry and the nuclear power industry, the world-wide supply and demand of uranium, availability of capital, timely receipt of mining and other permits from regulatory agencies and other matters indicated in “Cautionary Statement,” found in the Company’s Annual Report, incorporated herein by reference.

Uranium Resources, Inc. is a Dallas area based uranium-mining company whose shares are quoted on the OTC Bulletin Board under the symbol URRE.  The Company specializes in in-situ solution mining and holds mineralized uranium materials in South Texas and New Mexico.

CONTACTS:	Paul K. Willmott, President, or
Thomas H. Ehrlich, Vice President – CFO
Uranium Resources, Inc.
(972) 219-3330